Exhibit 5

                      AMERICAN MOBILE SATELLITE CORPORATION

                                                           September 23, 1999

American Mobile Satellite Corporation
10802 Parkridge Boulevard
Reston, Virginia  20191-5416

Ladies and Gentlemen:

         As set forth in the registration statement on Form S-8 (the "Registration Statement") filed by American Mobile Satellite Corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 50,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), that may be issued pursuant to the Company's 1999 Stock Option Plan for Non-employee Directors (the "Plan"), certain legal matters in connection with the Shares ar being passed upon by me. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

         In my capacity as General Counsel of the Company, I have examined the Certificate of Incorporation and Bylaws of the Company, each as amended to date, the originals, or copies, certified or otherwise identified, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions expressed herein. In giving such opinions, I have relied on certificates of officers of the Company with respect to the accuracy of certain factual matters contained in such certificates.

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the state of Delaware.

         2. The issuance of the Shares, upon exercise of options pursuant to the terms of the Plan, has been duly authorized by all necessary corporate action on the part of the Company, and when the Shares are issued upon exercise of options in accordance with the terms of the Plan against payment in consideration therefor, the Shares will be validly issued, fully paid and nonassessable.

         The opinions set forth above are limited in all respects to the General Corporation Law of the state of Delaware as in effect on the date hereof.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                                     Sincerely,
                                                     /s/Randy S. Segal
                                                     Randy S. Segal
                                                     General Counsel






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